EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The South Financial Group, Inc.:

We consent to the use of our report dated January 24, 2002, with respect to the consolidated balance sheets of The South Financial Group and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.


                                    /s/ KPMG  LLP
                                    KPMG LLP

KPMG LLP
Greenville, SC
January 31, 2003